T 732.544.5544 F 732.544.5404 25 Christopher Way, Eatontown, NJ 07724

www.qmedinc.com

NEWS RELEASE

   Contact: Robert Mosby, QMed, Inc. - 732-544-5544 x 1107

QMed, Inc. Reports Third Quarter Results

Eatontown, New Jersey, October 10, 2006 – QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the third quarter ending August 31, 2006. Revenue for the three-month period decreased to $2,202,270 from $5,504,634 in the prior year’s quarter. Net loss for the quarter was $(3,317,401) or ($.20) per share, compared to net income of $992,237 or $.05 per share on a diluted basis, for the same period a year ago.

The Company has been notified by HealthSuite Partners, a joint venture with Alere Medical, AirLogix and the Company that the HealthSuite Partners contract with HealthPartners, a Minnesota managed care organization, would not be extended beyond April 5, 2007. In the third quarter, the joint venture contributed $841,000 in revenue. This development does not affect the Company’s previously announced revenue guidance of $38 — $44.5 million for its QMedCare Medicare Special Needs Plan subsidiary.

Michael W. Cox, QMed president and CEO said, “Third quarter results reflect continued investments in our Medicare Special Needs Plans (SNPs) for New Jersey and South Dakota. We expect that such investments will increase in the fourth quarter as we complete our infrastructure and begin our SNP marketing program, but we are pleased to report that our strategic transition into a Medicare SNP insurer is now nearly complete.”

“As the year has unfolded, we have become increasingly encouraged about prospects for 2007 Medicare Special Needs Plan business for several reasons and, consequently, we are comfortable once more to reiterate our revenue guidance for SNPs. Among the reasons for this encouragement are:

o	Enrollment in South Dakota has continued to grow since the non-SNP Medicare plan marketing periods ended in May, and as more and more Medicare beneficiaries with chronic illnesses hit the prescription drug Part D coverage gap, or “doughnut hole”
o	The response to our test marketing campaign in New Jersey has been very positive
o	Our new benefit design and pricing has been well received by brokers of the independent senior products community
o	Successful contracting with two of the largest hospital/health systems in New Jersey
o	The New Jersey market includes gated communities that have a significant concentration of Medicare beneficiaries, a marketing feature not available in South Dakota.”

“Medicare Advantage Special Needs Plans are new and exciting and we are convinced that our strategic focus on them represents a superior approach to the Medicare market. Our systems fully integrate improved medical management for physicians, coupled with patient directed disease management, robust reporting and other tools designed to achieve overall medical best practices that in turn produce improved health for patients and positive financial outcomes for our SNPs. We believe that Medicare SNPs are a meaningful part of Medicare Reform and expect that our successful future in that arena is now,” Cox concluded.

About QMed, Inc.
QMed provides evidence-based clinical information management systems around the country to its health plan customers. The system incorporates Disease Management services to patients and decision support to physicians. The Company’s QMedCare subsidiary specializes in serving high-risk populations of Medicare beneficiaries with its first project commencing in South Dakota in January 2006. Forward Health is QMed’s subsidiary offering weight, obesity and health promotion programs. The Company has been selected in Demonstrations in the vast Medicare fee-for-service program. More information on QMed, Inc. can be obtained at www.qmedinc.com , by calling (732) 544-5544 or by emailing investor@qmedinc.com.

T 732.544.5544 F 732.544.5404 25 Christopher Way, Eatontown, NJ 07724

www.qmedinc.com

NEWS RELEASE

   10/10/06 - Page 2 of 4

QMED, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	August 31, 2006 (unaudited)	November 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$2,726,196	$4,051,046
Investments	14,481,052	19,348,503
Accounts receivable, net of allowances of $44,844 and $76,518,
respectively	1,878,714	3,377,495
Inventory, net of reserve	30,230	30,887
Prepaid expenses and other current assets	416,310	411,608

	19,532,502	27,219,539
Property and equipment, net of accumulated depreciation	1,055,563	1,058,295
Product software development costs, net	1,896,162	1,161,083
Restricted cash and cash equivalents, non-current	705,881	-
Accounts receivable, non-current	337,239	271,809
Acquired intangibles, net	663,036	795,848
Other assets	127,760	128,794
Investment in joint ventures	27,193	37,998

	$24,345,336	$30,673,366

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,071,247	$1,577,385
Medical claims reserve	165,755	-
Leases payable, current portion	93,106	146,483
Accrued salaries and commissions	413,700	721,792
Fees reimbursable to health plans	126,560	39,000
Contract billings in excess of revenue	1,448,361	744,743
Deferred warranty revenue	9,600	12,253
Income taxes payable	-	62,610

	4,328,329	3,304,266
Leases payable - long term	20,141	76,005
Contract billings in excess of revenue, long term	337,239	271,809

	4,685,709	3,652,080
Commitments and Contingencies	-	-
Stockholders' equity
Common stock $.001 par value; 40,000,000 shares authorized;
16,851,265 and 16,804,846 shares issued and 16,829,265 and
16,782,846 outstanding, respectively	16,851	16,805
Paid-in capital	52,766,121	51,219,617
Accumulated deficit	(33,043,418)	(24,118,472)
Accumulated other comprehensive loss
Unrealized loss on securities available for sale	(4,302)	(21,039)

	19,735,252	27,096,911
Less treasury stock at cost, 22,000 common shares	(75,625)	(75,625)

Total stockholders' equity	19,659,627	27,021,286

	$24,345,336	$30,673,366

T 732.544.5544 F 732.544.5404 25 Christopher Way, Eatontown, NJ 07724

www.qmedinc.com

NEWS RELEASE

   10/10/06 - Page 3 of 4

QMED, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended August 31, 2006	For the Three Months Ended August 31, 2005	For the Nine Months Ended August 31, 2006	For the Nine Months Ended August 31, 2005
Revenue	$2,202,270	$5,504,634	$7,306,588	$15,723,017
Cost of revenue	1,371,709	1,827,313	4,951,164	5,499,320

Gross profit	830,561	3,677,321	2,355,424	10,223,697

Selling, general and
administrative expenses	4,025,951	2,062,529	11,099,815	5,853,627
Research and development expenses	298,836	347,434	1,180,866	924,286

(Loss) income from operations	(3,494,226)	1,267,358	(9,925,257)	3,445,784
Interest expense	(4,337)	(6,967)	(15,146)	(21,052)
Interest income	201,833	140,371	577,152	261,653
Loss in operations of
joint ventures	(18,927)	(334,825)	(57,365)	(792,103)
Other income	-	-	450,000	2,849

(Loss) income before income tax
provision	(3,315,657)	1,065,937	(8,970,616)	2,897,131
(Provision) benefit for income taxes	(1,744)	(73,000)	45,670	(158,400)

Net (loss) income	$(3,317,401)	$992,937	$(8,924,946)	$2,738,731

Basic (loss) earnings per share
Weighted average shares outstanding	16,823,885	16,687,769	16,804,457	16,370,175

Basic (loss) earnings per share	$(.20)	$.06	$(.53)	$.17

Diluted (loss) earnings income per share
Weighted average shares outstanding	16,823,885	18,559,698	16,804,457	18,343,191

Diluted (loss) earnings per share	$(.20)	$.05	$(.53)	$.15

T 732.544.5544 F 732.544.5404 25 Christopher Way, Eatontown, NJ 07724

www.qmedinc.com

NEWS RELEASE

   10/10/06 - Page 4 of 4

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company’s filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

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